EXHIBIT 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.

PLACE OF
LEGAL ENTITY NAME			INCORPORATION
Applied Materials Japan, Inc.			Japan
Applied Materials (Holdings)	(1)		California
Applied Materials Asia-Pacific, Ltd.	(2)		Delaware
Applied Materials Israel, Ltd.	(3)		Israel
Applied Materials SPV1, Inc.	(4)		Delaware
Parker Technologies, Inc.			California
AKT, Inc.	(5)		Japan
Etec Systems, Inc.			Nevada
Display Products Group, Inc.			Nevada
Global Knowledge Services, Inc.			Delaware
Electron Vision Corporation			California
AKT Japan, LLC			Delaware
Boxer Cross, Inc.			Delaware
Applied Materials India Private Limited			India
Torrex Equipment Corporation			California
Metron Technology , Inc.	(6)		Delaware
Applied Ventures, LLC			Delaware
Applied Films Corporation	(7)		Colorado
Sokudo Co., Ltd.[1]	(8)		Japan

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(1) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited			California

(2) Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:
Applied Materials Korea, Ltd.			Korea
Applied Materials Taiwan, Ltd.			Taiwan
Applied Materials South East Asia Pte. Ltd.		(a)	Singapore
Applied Materials China, Ltd.		(b)	Hong Kong
AMAT (Thailand) Limited			Thailand
Applied Materials (Shanghai) Co., Ltd.			P.R. China
Applied Materials (China) Holdings, Ltd.		(c)	P.R. China

(3) Applied Materials Israel, Ltd. owns the following subsidiary:
Integrated Circuit Testing GmbH			Germany.

(4) Applied Materials SPV1, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc.		(d)	Delaware

(5) AKT, Inc. owns the following subsidiary:
AKT America, Inc.			California

[1]	Sokudo Co., Ltd. is a joint venture which is 48% owned by Applied Materials, Inc., and 52% owned by Dainippon Screen Mtg. Co., Ltd.

PLACE OF
LEGAL ENTITY NAME		INCORPORATION
(6) Metron Technology, Inc. owns the following subsidiaries:
Metron Technology (Benelux) B.V.	(e)	Netherlands
Metron Technology (France) EURL		France
Metron Technology (Deutschland) GmbH		Germany
Metron Technology (Europa) Ltd.	(f)	United Kingdom
Metron Technology (Israel) Ltd.		Israel
Metron Technology (Italia) S.r.L.		Italy
Intec Technology (S) Pte.		Singapore
ECS Industries Sdn. Bhd.		Malaysia
Metron Technology (Japan) K.K.		Japan
Metron Technology (Asia) Ltd.	(g)	Hong Kong
T.A. Kyser Co.		Nevada
Metron Technology Corporation	(h)	California

(7) Applied Films Corporation owns the following subsidiaries:
AFCO GP, Inc.		Colorado
Applied Films Taiwan Co., Ltd.		Taiwan
Applied Films Japan Corporation		Japan
AFCO C.V.	(k)	Netherland
Applied Materials Fairfield Corp	(l)	Delaware
Applied Films Asia Pacific Limited	(m)	Hong Kong
PT Applied Materials Indonesia		Indonesia
Applied Materials Zaventum		Belgium

(8) Sokudo Co., Ltd. owns the following subsidiary:
Sokudo USA, LLC Delaware

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(a) Applied Materials South East Asia Pte. Ltd. owns the following subsidiary:
Applied Materials (AMSEA) Sdn Bhd		Malaysia

(b) Applied Materials China, Ltd. owns the following subsidiaries:
Applied Materials China (Tianjin) Co., Ltd	.	P.R. China
Applied Materials (China), Inc.		P.R. China

(c) Applied Materials (China) Holdings, Ltd., owns the following subsidiary:
Applied Materials (Xi’an), Ltd.		P.R. China

(d) Applied Materials SPV2, Inc. owns the following 50-50 joint venture:
eLith LLC		Delaware

(e) Metron Technology (Benelux) B.V. owns the following subsidiary:
Metron Technology (Nordic) AB		Sweden

(f) Metron Technology (Europa) Ltd. owns the following subsidiaries:
Metron Technology (Ireland) Ltd.		Ireland
Shieldcare Limited		Scotland

PLACE OF
LEGAL ENTITY NAME	INCORPORATION
(g) Metron Technology (Asia) Ltd. owns the following subsidiaries:
Metron Technology (Hong Kong) Ltd.	Hong Kong
Metron Technology (Far East) Ltd.	Hong Kong
Metron Technology (Shanghai) Ltd.	P.R. China
Metron Technology (Korea) Ltd.	Korea
Metron Technology (Taiwan) Ltd.	Taiwan
Metron Technology (Singapore) Pte. Ltd.	Singapore
Metron Technology (Malaysia) Sdn Bhd	Malaysia

(h) Metron Technology Corporation owns the following subsidiary:
Metron Technology Distribution Corporation (i)	California

(i) Metron Technology Distribution Corporation owns the following subsidiary:
ChemTrace (j)	California
ChemTrace Precision Cleaning, Inc.	California

(j) ChemTrace owns the following subsidiary:
ChemTrace Taiwan, Ltd. Taiwan

(k) AFCO C.V. owns the following subsidiaries:
Applied Materials Europe BV (o)	Netherlands
Applied Materials Deutschland Holding (n)	Germany
GmbH Applied Films Korea, Ltd.	Korea

(l) Applied Materials Fairfield Corp owns the following subsidiaries:
Vacuum Coating Technologies GmbH	Germany
Vacuum Coating Technologies (Shanghai) Co., Ltd.	PRC

(m) Applied Films Asia Pacific Limited owns the following subsidiary:
Applied Films China Co., Ltd.	PRC

(n) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials Verwaltung GmbH	Germany
Applied Materials GmbH & Co., KG	Germany

(o) Applied Materials Europe BV owns the following subsidiaries:
Applied Materials GmbH	Germany
Applied Materials France SARL	France
WGTKTC1 Limited	United Kingdom
Applied Materials Ireland Ltd.	Ireland
Applied Materials Sweden AB	Sweden
Applied Materials Italy Srl.	Italy
Applied Materials Belgium N.V.	Belgium

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